SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs BDC, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GOLDMAN SACHS BDC, INC.

200 West Street

New York, New York 10282

April 5, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting (the “Meeting”) of Goldman Sachs BDC, Inc. (the “Company”) to be held on Tuesday, May 3, 2016, at 3:30 p.m. (Eastern time), at the offices of Goldman Sachs Asset Management, L.P., located at 30 Hudson Street, 21st Floor—Room N2, Jersey City, New Jersey 07302. Please note that if you plan to attend the Meeting in person, photographic identification will be required for admission.

The meeting is being held (i) to elect three Class II directors of the Company, who will each serve until the 2019 annual meeting of stockholders or until his or her successor is duly elected and qualified, and (ii) to consider and vote upon a proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of the Company’s common stock (during the 12 months following such Stockholder authorization) at a price below the then-current net asset value per share, provided the number of shares issued does not exceed 25% of its then-outstanding common stock.

A formal Notice of Annual Meeting and Proxy Statement setting forth in detail the matters to come before the Meeting are attached hereto, and a proxy card is enclosed for your use. You should read the Proxy Statement carefully.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOUR VOTE IS VERY IMPORTANT. If you do not plan to be present in person at the Meeting, you can vote by signing, dating and returning the enclosed proxy card promptly or by using the Internet or telephone voting options as described on your proxy card. If you have any questions regarding the proxy materials, please contact the Company at (800) 621-2550. Your prompt response will help reduce proxy costs—which are paid by the Company and its stockholders—and will also mean that you can avoid receiving follow-up phone calls and mailings.

Sincerely,

Brendan McGovern

Chief Executive Officer and President

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

GOLDMAN SACHS BDC, INC.

200 West Street

New York, New York 10282

NOTICE OF ANNUAL MEETING

To Be Held On May 3, 2016

April 5, 2016

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Goldman Sachs BDC, Inc. (the “Company”) that:

The 2016 Annual Meeting of Stockholders (the “Meeting”) will be held on Tuesday, May 3, 2016, at 3:30 p.m. (Eastern time), at the offices of Goldman Sachs Asset Management, L.P., located at 30 Hudson Street, 21st Floor—Room N2, Jersey City, New Jersey 07302, for the following purposes (the “Proposals”):

1.	to elect three Class II directors of the Company, who will each serve until the 2019 annual meeting of the stockholders or until his or her successor is duly elected and qualified; and

2.	to consider and vote upon a proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of the Company’s common stock (during the 12 months following such Stockholder authorization) at a price below the then-current net asset value per share, provided the number of shares issued does not exceed 25% of its then-outstanding common stock.

The matters referred to above are discussed in the Proxy Statement attached to this Notice. The Board of Directors of the Company, including each of the independent directors, unanimously recommends that you vote “FOR” each of the Proposals.

Stockholders of record at the close of business on April 4, 2016 are entitled to receive notice of, and to vote at, the Meeting and at any postponements or adjournments thereof. Each Stockholder is invited to attend the Meeting in person. Please note that if you plan to attend the Meeting in person, photographic identification will be required for admission.

Your vote is extremely important to us. If you will not attend the Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by Internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the Proposals at the time of the Meeting, the Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

of Goldman Sachs BDC, Inc.

Caroline Kraus

Secretary

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN

To secure the largest possible representation at the Meeting, please mark your proxy card, sign it, date it, and return it in the postage-paid envelope provided (unless you are voting by Internet or by telephone). If you sign, date and return a proxy card but give no voting instructions, your shares will be voted “FOR” all of the proposals indicated on the card. If you prefer, you may instead vote via the Internet or by telephone. To vote in this manner, you should refer to the directions below.

To vote via the Internet, please access the website found on your proxy card and follow the on-screen instructions on the website.

To vote by telephone, Stockholders within the United States should call the toll-free number found on the proxy card and follow the recorded instructions. Stockholders outside the United States should vote via the Internet or by submitting a proxy card instead.

You may revoke your proxy at any time at or before the Meeting (1) by notifying the Secretary of the Company in writing at the Company’s principal executive offices, (2) by submitting a properly executed, later-dated proxy or (3) by attending the Meeting and voting in person.

ANNUAL MEETING

OF

GOLDMAN SACHS BDC, INC.

200 West Street

New York, New York 10282

PROXY STATEMENT

April 5, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Goldman Sachs BDC, Inc. (the “Company,” “we,” “our” and “us”) for use at the 2016 Annual Meeting of Stockholders (the “Meeting”), to be held at the offices of Goldman Sachs Asset Management, L.P., located at 30 Hudson Street, 21st Floor—Room N2, Jersey City, New Jersey 07302, on Tuesday, May 3, 2016, at 3:30 p.m. (Eastern time), and any postponement or adjournment thereof. Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (the “SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (800) 621-2550.

This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 are being mailed to stockholders (the “Stockholders”) of the Company of record as of April 4, 2016 (the “Record Date”) on or about April 5, 2016.

PURPOSE OF THE MEETING

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect three Class II directors of the Company who will each serve until the 2019 annual meeting of the stockholders or until his or her successor is duly elected and qualified (“Proposal 1”); and

2.	To authorize the Company, with the approval of the Board, to sell or otherwise issue shares of the Company’s common stock (during the 12 months following such authorization) at a price below the then-current net asset value per share (“NAV”), provided the number of shares issued does not exceed 25% of its then-outstanding common stock (“Proposal 2”).

INFORMATION REGARDING THIS SOLICITATION

It is expected that the solicitation of proxies will be primarily by mail. The Company’s officers, and personnel of the Company’s investment adviser and transfer agent and any authorized proxy solicitation agent, may also solicit proxies by telephone, email, facsimile, Internet or in person. If the Company records votes through the Internet or by telephone, it will use procedures designed to authenticate Stockholders’ identities to allow Stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their identities have been properly recorded.

The Company will pay the expenses associated with this Proxy Statement and solicitation, in a manner agreed upon by the Board. The Company has engaged Broadridge Financial Solutions, Inc. (“Broadridge”), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The cost of Broadridge’s services with respect to the Company is estimated to be approximately $16,400, plus reasonable out-of-pocket expenses.

To vote by mail, sign, date and promptly return the enclosed proxy card in the accompanying postage pre-paid envelope. To vote by Internet or telephone, please use the control number on your proxy card and follow the instructions as described on your proxy card. If you have any questions regarding the proxy materials, please contact the Company at (800) 621-2550. If the enclosed proxy card is properly executed and received prior to the Meeting and has not been revoked, the shares represented thereby will be voted in accordance with the instructions marked on the returned proxy card or, if no instructions are marked, the proxy card will be voted “FOR” each of the Proposals described in this Proxy Statement; and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Any person giving a proxy may revoke it at any time before it is exercised (1) by notifying the Secretary of the Company in writing at the Company’s principal executive offices, (2) by submitting a properly executed, later-dated proxy or (3) by attending the Meeting and voting in person.

If (i) you are a member of a household in which multiple Stockholders share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may send to your household only one copy of this Proxy Statement, unless your broker or bank previously received contrary instructions from a Stockholder in your household. If you are part of a household that has received only one copy of this Proxy Statement, the Company will deliver promptly a separate copy of this Proxy Statement to you upon written or oral request. To receive a separate copy of this Proxy Statement, please contact the Company by calling (toll-free) (800) 621-2550 or by mail to the Company’s principal executive offices at Goldman Sachs BDC, Inc., 200 West Street, New York, New York 10282. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON MAY 3, 2016

This Proxy Statement is available online at www.proxyvote.com (please have the control number found on your proxy card ready when you visit this website).

INFORMATION REGARDING SECURITY OWNERSHIP

Control Persons and Principal Stockholders

The following table sets forth, as of the Record Date, certain ownership information with respect to shares of the Company’s common stock for each of the Company’s current directors (including nominees), executive officers and directors and executive officers as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of the Company’s common stock. With respect to persons known to us to beneficially own 5% or more of the outstanding shares of the Company’s common stock, we base such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to the Company. The percentage ownership is based on 36,306,880 shares of common stock outstanding as of the Record Date.

Name and Address	Type of Ownership (4)	Shares Owned	Percentage
Beneficial owners of 5% or more
The Goldman Sachs Group, Inc. (1)	Record and beneficial	6,483,653	17.86%

Interested Director
Kaysie Uniacke	Record and beneficial	10,000	*

Independent Directors
Jaime Ardila	Record and beneficial	—	—
Ashok N. Bakhru	Record and beneficial	9,965	*
Janet F. Clark	Record and beneficial	5,000	*
John P. Coblentz, Jr.	Record and beneficial	5,522	*
Ross J. Kari	Record and beneficial	—	—
Ann B. Lane	Record and beneficial	—	—
Richard P. Strubel	Record and beneficial	9,965	*

Executive Officers
Brendan McGovern	Record and beneficial	35,000	*
Jon Yoder	Record and beneficial	5,000	*
Jonathan Lamm	Record and beneficial	5,000	*
Kathryn Quirk	Record and beneficial	—	—
Caroline Kraus	Record and beneficial	—	—
Salvatore Lentini (2)	Record and beneficial	30,669	*
David Yu	Record and beneficial	8,000	*
Scott Turco	Record and beneficial	2,500	*
All officers and directors as a group (16 persons) (3)	Record and beneficial	126,621	*

*	Less than 1%.
(1)	Based on a Form 4 filed with the SEC on March 7, 2016. The address of The Goldman Sachs Group, Inc. (“Group Inc.”), a Delaware corporation, is 200 West Street, New York, New York 10282. The shares of the Company’s common stock shown in the above table as being owned by Group Inc. include 652,354 shares held directly by Goldman, Sachs & Co (“Goldman Sachs”), a wholly owned subsidiary of Group Inc. Group Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(2)	2,031 of the shares in the table above are held in trust for the benefit of Mr. Lentini’s children and Mr. Lentini disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(3)	The address for each of the Company’s directors and executive officers is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.
(4)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers and any persons holding more than 10% of the Company’s common stock are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this proxy statement any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets out the dollar range of the Company’s equity securities beneficially owned by each of the Company’s directors as of the Record Date. Beneficial ownership is determined in accordance with Rule 16a-1(a)(2) under the Exchange Act. The Company is not part of a “family of investment companies,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Name of Director	Dollar Range of Equity Securities in the Company (1)(2)
Interested Director
Kaysie Uniacke	over $100,000

Independent Directors
Jaime Ardila	None
Ashok N. Bakhru	over $100,000
Janet F. Clark	$50,001 – $100,000
John P. Coblentz, Jr.	over $100,000
Ross J. Kari	None
Ann B. Lane	None
Richard P. Strubel	over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	Dollar ranges were determined using the number of shares beneficially owned as of the Record Date multiplied by the closing sales price of the Company’s common stock as reported on the New York Stock Exchange (the “NYSE”) as of April 4, 2016.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes with staggered three-year terms. At each annual meeting of Stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election. At the Meeting, you will be asked to elect three Class II directors to serve until the 2019 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification.

Information concerning the nominees and other relevant factors is provided below. Using the enclosed proxy card or voting by the Internet or by telephone, a Stockholder may vote his or her shares for or against, or abstain from voting with respect to, the election of any nominee. If the enclosed proxy card is properly executed and received prior to the Meeting (and has not been revoked) but no instructions are marked, the proxies will vote “FOR” each of the nominees.

Each of Mr. Jaime Ardila, Mr. Richard P. Strubel and Ms. Katherine (“Kaysie”) Uniacke has consented to his or her nomination and has agreed to continue to serve if elected. If, at the time of the Meeting, for any reason, any of Mr. Ardila, Mr. Strubel or Ms. Uniacke is not available for election or is not able to serve as a director, the persons named as proxies intend to exercise their voting power in favor of such person as is nominated by the Board as a substitute.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

Information about the Nominees and Directors

Set forth below are the names of the nominees for Class II directors, as well as each of the continuing directors, and their addresses, ages, terms of office, principal occupations for at least the past five years and any other directorships they hold in companies which are subject to the reporting requirements of the Exchange Act, or are registered as investment companies under the 1940 Act. Directors (including nominees) who (1) are not deemed to be “interested persons,” as defined in the 1940 Act, of the Company, (2) meet the definition of “independent directors” under the corporate governance standards of the NYSE and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act are referred to as “Independent Directors.” Ms. Uniacke is deemed to be an “interested person” of the Company and is referred to as the “Interested Director.”

Each of Mr. Ardila, Mr. Strubel and Ms. Uniacke has been nominated for election as a Class II director to serve until the 2019 annual meeting of stockholders. None of the nominees is being proposed for election pursuant to any agreement or understanding between such nominee and the Company.

Class II Director Nominees

Name, Age and Address (1)	Position with the Company	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships
Interested Director*
Kaysie Uniacke (55)	Class II Director	Director since January 2014; term expires 2016 (2019 if elected)

Chair of the Board—Goldman Sachs Asset Management International (2013–Present); Director—Goldman Sachs Funds, plc (2013–Present); Advisory Director—Goldman Sachs (2013–Present); Global Chief Operating Officer—GSAM (2007–2012); Partner, Goldman Sachs (2002–Present); and Managing Director—Goldman Sachs (1997–2002).

President—Goldman Sachs Trust and Goldman Sachs Insurance Trust (2002–2007)

None

Independent Directors
Jaime Ardila (60)	Class II Director	Director since February 2016; term expires 2016 (2019 if elected)	Mr. Ardila is retired. He is Director, Accenture plc (2013–Present); and formerly held senior management positions with General Motors Company (an automobile manufacturer) (1984–1996 and 1998–2016), most recently as Executive Vice President, and President of General Motors’ South America region (2010–2016).	Accenture plc (a management consulting services company)

Name, Age and Address (1)	Position with the Company	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships

Richard P. Strubel (76)	Class II Director	Director since March 2013; term expires 2016 (2019 if elected)	Mr. Strubel is retired. Formerly, he served as Chairman of the Board of Trustees, Northern Funds (a family of retail and institutional mutual funds managed by Northern Trust Investments, Inc.) (2008–2014) and Trustee (1982–2014); Director, Cardean Learning Group (provider of educational services via the internet) (2003–2008); and Director, Gildan Activewear Inc. (a clothing marketing and manufacturing company) (2000–2014). He serves as Trustee Emeritus, The University of Chicago (1987–Present).	Goldman Sachs Fund Complex (33 portfolios) (2)
Continuing Directors not up for Re-election at the Meeting
Name, Age and Address (1)	Position with the Company	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships
Independent Directors
Ashok N. Bakhru (74)	Chairman of the Board of Directors; Class I Director	Director since March 2013; term expires 2018	Mr. Bakhru is retired. He was formerly Director, Apollo Investment Corporation (a business development company) (2008–2013); President, ABN Associates (a management and financial consulting firm) (1994–1996 and 1998–2012); Trustee, Scholarship America (1998–2005); Trustee, Institute for Higher Education Policy (2003–2008); Director, Private Equity Investors–III and IV (1998–2007), and Equity-Linked Investors II (2002–2007).	Goldman Sachs Fund Complex (2) (142 portfolios)

Name, Age and Address (1)	Position with the Company	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships

Janet F. Clark (61)	Class I Director	Director since May 2015; term expires 2018	Ms. Clark is retired. She is Director, Texas Instruments Incorporated (2015–Present) and Director, EOG Resources, Inc. (2014–Present); and was formerly Director, Dell, Inc. (a computer technology company) (2011–2013); Director, Exterran Holdings, Inc. (an oil and gas equipment and services company) (2007–2011); Director, Universal Compression Holdings, Inc. (predecessor to Exterran Holdings, Inc.) (2003–2007); and Executive Vice President (2007–2013) and Chief Financial Officer (2004–2013), Marathon Oil Corporation (an independent international energy company).	EOG Resources, Inc. (an independent oil and gas company); and Texas Instruments Incorporated (a semiconductor manufacturer)

John P. Coblentz, Jr. (74)	Class III Director	Director since March 2013; term expires 2017	Mr. Coblentz is retired. Formerly, he was Partner, Deloitte & Touche LLP (a professional services firm) (1975–2003); Director, Emerging Markets Group, Ltd. (a consulting company) (2004–2006); and Director, Elderhostel, Inc. (a non-profit organization) (2006–2012).	Goldman Sachs Fund Complex (33 portfolios) (2)

Ross J. Kari (57)	Class III Director	Director since August 2015; term expires 2017	Mr. Kari is retired. Formerly, he was Executive Vice President and Chief Financial Officer, Federal Home Loan Mortgage Corporation (Freddie Mac) (2009–2013); and was a Member of the Board of Directors of KKR Financial Holdings, LLC (2007–2014).	None

Name, Age and Address (1)	Position with the Company	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships

Ann B. Lane (61)	Class III Director	Director since February 2016; term expires 2017	Ms. Lane is retired. Formerly, she was Director, Dealertrack Technologies, Inc. (an automotive software solutions and services company) (2007–2015); and Managing Director, Co–Head of Syndicated & Leveraged Finance and Head of Loan Syndications Capital Markets, JPMorgan Chase & Co. (a financial services company) (2000–2005).	None

*	Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by Group Inc. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
(1)	Each nominee and director may be contacted by writing to the nominee or director, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.
(2)	With respect to Mr. Bakhru, the Goldman Sachs Fund Complex includes the Company, Goldman Sachs Trust (“GST”), Goldman Sachs Variable Insurance Trust (“GSVIT”), Goldman Sachs Trust II (“GSTII”), Goldman Sachs ETF Trust (“GSETF”), Goldman Sachs MLP Income Opportunities Fund (“GSMLP”) and Goldman Sachs MLP and Energy Renaissance Fund (“GSMER”). With respect to Messrs. Coblentz and Strubel, the Goldman Sachs Fund Complex includes the Company, GSTII, GSETF, GSMLP and GSMER. With respect to all other directors, the Goldman Sachs Fund Complex only includes the Company. As of April 5, 2016, the Company consisted of one portfolio, GST consisted of 95 portfolios (91 of which offered shares to the public), GSVIT consisted of 14 portfolios, GSTII consisted of 16 portfolios (seven of which offered shares to the public), each of GSMLP and GSMER consisted of one portfolio and GSETF consisted of 14 portfolios (five of which offered shares to the public).

The significance or relevance of a nominee’s or director’s particular experience, qualifications, attributes and/or skills is considered by the Board on an individual basis. Experience, qualifications, attributes and/or skills common to all nominees and directors include the ability to critically review, evaluate and discuss information provided to them and to interact effectively with the other directors and with representatives of GSAM and its affiliates, other service providers, legal counsel and the Company’s independent registered public accounting firm, the capacity to address financial and legal issues and exercise reasonable business judgment, and a commitment to the representation of the interests of the Company and the Stockholders. The Governance and Nominating Committee’s charter contains certain other factors that are considered by the Governance and Nominating Committee in identifying and evaluating potential nominees to serve as Independent Directors. Based on each nominee’s experience, qualifications, attributes and/or skills, considered individually and with respect to the experience, qualifications, attributes and/or skills of the other directors, the Board has concluded that each nominee should continue to serve as a director. Below is a brief discussion of the experience, qualifications, attributes and/or skills of each nominee, as well as of the continuing directors, that led the Board to conclude that such individual should serve as a director.

Class II Director Nominees

Interested Director

Kaysie Uniacke. Ms. Uniacke was elected as one of the Company’s directors in January 2014. Ms. Uniacke serves on the boards of the Goldman Sachs Luxembourg and Dublin family of funds and is an advisory director to Group Inc. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke joined Goldman Sachs in 1983 and was named managing director in 1997 and partner in 2002. Ms. Uniacke serves on the Board of Trustees for Gettysburg College. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters.

Independent Directors

Jaime Ardila. Mr. Ardila was appointed as one of the Company’s directors in February 2016. Mr. Ardila is retired. Mr. Ardila is a member of the Board of Directors of Accenture plc, a management consulting services company, where he serves as a member of the Finance Committee. Previously, Mr. Ardila worked for 29 years at General Motors Company, an automobile manufacturer, where he held several senior management positions, most recently as Executive Vice President of the company and President of General Motors’ South America region. Mr. Ardila joined General Motors in 1984. From 1996 to 1998, Mr. Ardila served as the managing director, Colombian Operations, of N M Rothschild & Sons Ltd, before rejoining General Motors in 1998. Based on the foregoing, Mr. Ardila is experienced with financial and investment matters.

Richard P. Strubel. Mr. Strubel was elected as one of the Company’s directors in March 2013. Mr. Strubel is retired. Mr. Strubel has served, and continues to serve, as a trustee of the Goldman Sachs Fund Complex since 1987. He formerly served as Chairman of the board of trustees of the Northern Funds, which is a family of retail and institutional mutual funds managed by Northern Trust Investments, Inc. Mr. Strubel also served on the board of directors of Gildan Activewear Inc., which is listed on the NYSE. Mr. Strubel was Vice-Chairman of the Board of Cardean Learning Group (formerly known as Unext), and previously served as Unext’s President and Chief Operating Officer. Mr. Strubel was Managing Director of Tandem Partners, Inc., a privately held management services firm, and served as President and Chief Executive Officer of Microdot, Inc. Previously, Mr. Strubel served as President of Northwest Industries, then a NYSE-listed company, a conglomerate with various operating entities located around the country. Before joining Northwest, Mr. Strubel was an associate and later managing principal of Fry Consultants, a management consulting firm based in Chicago. Mr. Strubel is also a Trustee Emeritus of the University of Chicago and is an adjunct professor at the University of Chicago Booth School of Business. Based on the foregoing, Mr. Strubel is experienced with financial and investment matters.

Continuing Directors not up for Re-election at the Meeting

Independent Directors

Ashok N. Bakhru. Mr. Bakhru was elected as one of the Company’s directors and as the Chairman of the Board in March 2013. Mr. Bakhru is retired. Mr. Bakhru has served, and continues to serve, as a trustee of the Goldman Sachs Fund Complex since 1991 and as Chairman of the Board of Trustees of the Goldman Sachs Fund Complex since 1996. Previously, Mr. Bakhru served as a Director of Apollo Investment Corporation, a business development company, and as President of ABN Associates, a management and financial consulting firm, and was the Chief Financial Officer, Chief Administrative Officer and Director of Coty Inc., a multinational cosmetics, fragrance and personal care company. In addition, Mr. Bakhru formerly held several senior management positions at Scott Paper Company, a major manufacturer of paper products, including Senior Vice President and Chief Financial Officer. Mr. Bakhru also serves on the Governing Council of the Independent Directors Council and the Board of Governors of the Investment Company Institute. He also serves on the Advisory Board of BoardIQ, an investment publication. In addition, Mr. Bakhru has served as Director of Equity-Linked Investments II and Private Equity Investors III and IV, which are private equity partnerships based in New York City. Mr. Bakhru was also a Director of Arkwright Mutual Insurance Company. Based on the foregoing, Mr. Bakhru is experienced with financial and investment matters.

Janet F. Clark. Ms. Clark was elected as one of the Company’s directors in May 2015. Ms. Clark is retired. Ms. Clark currently serves as a Director and Chair of the Audit Committee, and member of the Compensation, and Nominating and Governance Committees at EOG Resources, Inc., an independent oil and gas company, and as a Director and member of the Audit Committee of Texas Instruments Incorporated, a semiconductor manufacturer. Ms. Clark was formerly a Director for Dell, Inc., a computer technology company, Exterran Holdings, Inc., an oil and gas equipment and services company, and Universal Compression Holdings, Inc., predecessor to Exterran Holdings, Inc. Previously, Ms. Clark served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation, an independent international energy company. Before joining Marathon Oil Corporation, Ms. Clark held several senior management positions with independent oil and gas exploration and production companies including Nuevo Energy Company and Santa Fe Energy Resources, among others, where she led different functional groups within each company, including finance, accounting, internal audit and investor relations. Ms. Clark also serves as a Director on the nonprofit boards of Houston Symphony Orchestra, Teach for America, Inc. – Houston Region and YES Prep Public Schools. Ms. Clark also serves on the Rice University—Jones Graduate School of Management Council of Overseers and is a member of the Federal Reserve Bank of Dallas’ Business and Community Advisory Council. Based on the foregoing, Ms. Clark is experienced with accounting, financial and investment matters.

John P. Coblentz, Jr. Mr. Coblentz was elected as one of the Company’s directors in March 2013. Mr. Coblentz has been designated as the Board of Director’s “audit committee financial expert” given his extensive accounting and finance experience. Mr. Coblentz is retired. Mr. Coblentz has served, and continues to serve, as a trustee of the Goldman Sachs Fund Complex since 2003. Mr. Coblentz was a partner with Deloitte & Touche LLP (“Deloitte”) for 28 years. While at Deloitte, Mr. Coblentz was lead partner responsible for all auditing and accounting services to a variety of large, global companies, a significant portion of which operated in the financial services industry. Mr. Coblentz was also the national managing partner for Deloitte’s risk management function, a member of the firm’s Management Committee and the first managing partner of Deloitte’s Financial Advisory Services practice, which brought together Deloitte’s mergers and acquisition services, forensic and dispute services, corporate finance, asset valuation and reorganization businesses under one management structure. He served as a member of Deloitte’s board of directors. Mr. Coblentz is a certified public accountant. Based on the foregoing, Mr. Coblentz is experienced with accounting, financial and investment matters.

Ross J. Kari. Mr. Kari was elected as one of the Company’s directors in August 2015. Mr. Kari is retired. Previously, Mr. Kari was Executive Vice President and Chief Financial Officer of Federal Home Loan Mortgage Corporation (Freddie Mac), where he worked for four years. Previously, he held senior management positions at SAFECO Corporation, a personal insurance company, Federal Home Loan Bank of San Francisco, and Wells Fargo & Company, where he began his career and worked for 19 years. Based on the foregoing, Mr. Kari is experienced with financial and investment matters.

Ann B. Lane. Ms. Lane was appointed as one of the Company’s directors in February 2016. She is retired. She currently serves as Treasurer and as a member of the Board of Directors of Women In Need, a not-for-profit organization, where she chairs the Finance Committee and also serves on the Executive Committee. Ms. Lane was a Director of Dealertrack Technologies, Inc., an automotive software solutions and services company, from 2007 to 2015. Previously, she worked for five years at JPMorgan Chase & Co., a financial services company, as a Managing Director and Co-Head of Syndicated & Leveraged Finance and Head of Loan Syndications Capital

Markets. Prior to joining JPMorgan Chase & Co., Ms. Lane held several senior management positions at Citigroup, Inc., a financial services company, where she worked for 18 years. Based on the foregoing, Ms. Lane is experienced with financial and investment matters.

Compensation of Directors

For the fiscal year ending December 31, 2016, each Independent Director will be compensated with an $110,000 annual fee for his or her services as a director. The Independent Directors will also earn $2,500 plus reasonable out-of-pocket expenses for each Board meeting attended in person ($1,250 if attending telephonically) and $1,000 plus reasonable out-of-pocket expenses for each committee meeting attended in person ($500 if attending telephonically). In addition, the Chairman of the Board will earn an annual fee of $40,000 and the director designated as the “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, will earn an annual fee of $10,000 for their additional services in these capacities. We may also pay the incidental costs of a director to attend training or other types of conferences relating to the business development company industry. In addition, the Company purchased directors’ and officers’ liability insurance on behalf of its directors and officers.

It is the responsibility of the Independent Directors to review their own compensation and recommend to all of the directors the appropriate level of compensation. This level of compensation may be adjusted from time to time. In conducting their review, the Independent Directors use such information as they deem relevant, including compensation paid to directors of other business development companies of similar size and the time and effort required of the directors in fulfilling their responsibilities to the Company.

The following table shows information regarding the compensation earned by the Independent Directors for the fiscal year ended December 31, 2015. No compensation is paid by us to any Interested Director or executive officer of the Company.

	Total Compensation From the Company (1)(2)	Total Compensation From Goldman Sachs Fund Complex (1)
Interested Director
Kaysie Uniacke (3)	—	—

Independent Directors
Jaime Ardila (4)	—	—
Ashok N. Bakhru (5)	$181,750	$851,750
Janet Clark (6)	$79,558	$79,558
John P. Coblentz, Jr. (7)	$151,750	$681,000
Ross Kari (8)	$49,788	$49,788
Ann B. Lane(9)	—	—
Richard P. Strubel	$141,750	$600,250

(1)	Reflects compensation earned during the year ended December 31, 2015. The method of determining compensation remains the same for the year ending December 31, 2016.
(2)	The Company did not award any portion of the fees earned by its directors in stock or options during the year ended December 31, 2015. The Company does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from us.
(3)	Ms. Uniacke is an Interested Director and, as such, receives no compensation from the Company or the Goldman Sachs Fund Complex for her service as director or trustee.
(4)	Mr. Ardila was appointed to the Board after the fiscal year ended December 31, 2015.
(5)	Includes compensation as Chairman of the Board.
(6)	Ms. Clark was appointed to the Board in May 2015.
(7)	Includes compensation as “audit committee financial expert.”
(8)	Mr. Kari was appointed to the Board in August 2015.
(9)	Ms. Lane was appointed to the Board after the fiscal year ended December 31, 2015.

Board Composition and Leadership Structure

Our business and affairs are managed under the direction of the Board. The Board consists of eight members, seven of whom are Independent Directors. The Board elects the Company’s officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of the Company’s assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

The Board’s role in the management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by GSAM as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of GSAM as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Our Board has established an Audit Committee, Governance and Nominating Committee, Compensation Committee, Compliance Committee and Contract Review Committee. The scope of each committee’s responsibilities is discussed in greater detail below.

Ashok N. Bakhru, an Independent Director, serves as Chairman of the Board. The Board believes that it is in the best interests of the Stockholders for Mr. Bakhru to lead the Board because of his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described above. Mr. Bakhru will generally act as a liaison between our management, officers and attorneys between meetings of the Board and preside over all executive sessions of the Independent Directors without management. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

The Board had seven formal meetings in 2015. Each nominee and continuing director that was a member of the Board during the fiscal year ended December 31, 2015 attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which he or she served. To promote effectiveness of the Board, directors are strongly encouraged to attend regularly scheduled Board meetings in person.

One of our directors attended the 2015 Annual Meeting of Stockholders.

Committees of the Board of Directors

Audit Committee

The members of the Audit Committee are Mr. Ardila, Mr. Bakhru, Ms. Clark, Mr. Coblentz, Mr. Kari, Ms. Lane and Mr. Strubel, each of whom is an Independent Director. Mr. Bakhru serves as Chairman of the Audit Committee. The Board and the Audit Committee have determined that Mr. Coblentz is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is responsible for overseeing matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee is also responsible for aiding the Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Audit Committee’s charter is available on the Company’s website (https://www.goldmansachsbdc.com).

The Audit Committee held five formal meetings in 2015.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are Mr. Ardila, Mr. Bakhru, Ms. Clark, Mr. Coblentz, Mr. Kari, Ms. Lane and Mr. Strubel, each of whom is an Independent Director. Mr. Bakhru serves as the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying, researching and nominating Independent Directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

All candidates nominated for an Independent Director position must meet applicable independence requirements and have the capacity to address financial and legal issues and exercise reasonable business judgment. The Governance and Nominating Committee considers a variety of criteria in evaluating candidates (including candidates nominated by a Stockholder), including (1) experience in business, financial or investment matters or in other fields of endeavor; (2) financial literacy and/or whether he or she is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K; (3) reputation; (4) ability to attend scheduled Board and committee meetings; (5) general availability to attend to Board business on short notice; (6) actual or potential business, family or other conflicts bearing on either the candidate’s independence or the business of the Company; (7) length of potential service; (8) commitment to the representation of the interests of the Company and the Stockholders; (9) commitment to maintaining and improving his or her skills and education; (10) experience in corporate governance and best business practices; and (11) the diversity that he or she would bring to the Board’s composition.

The Governance and Nominating Committee considers nominees properly recommended by a Stockholder. Our bylaws provide that for any nomination to be properly brought by a Stockholder for a meeting, such Stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a Stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of Stockholders. Our bylaws further provide that nominations of persons for election to the Board at a special meeting may be made only by or at the direction of the Board and, provided that the Board has determined that directors will be elected at the meeting, by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The Governance and Nominating Committee’s charter is available on the Company’s website (https://www.goldmansachsbdc.com).

The Governance and Nominating Committee held two formal meetings in 2015.

Compensation Committee

The members of our Compensation Committee are Mr. Ardila, Mr. Bakhru, Ms. Clark, Mr. Coblentz, Mr. Kari, Ms. Lane and Mr. Strubel, each of whom is an Independent Director. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our chief executive officer and all other executive officers. The Compensation Committee also assists the Board with matters related to compensation generally. As none of the Company’s executive officers currently is compensated by the Company, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee’s charter is available on the Company’s website (https://www.goldmansachsbdc.com).

The Compensation Committee did not hold any formal meetings in 2015.

Compliance Committee

The members of the Compliance Committee are Mr. Ardila, Mr. Bakhru, Ms. Clark, Mr. Coblentz, Mr. Kari, Ms. Lane and Mr. Strubel, each of whom is an Independent Director. Mr. Bakhru serves as Chairman of the Compliance Committee. The Compliance Committee is responsible for overseeing our compliance processes, and insofar as they relate to services provided to us, the compliance processes of our investment adviser, underwriters (if any), administrator and transfer agent, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the Audit Committee. In addition, the Compliance Committee provides assistance to the full Board with respect to compliance matters. The Compliance Committee’s charter is available on the Company’s website (https://www.goldmansachsbdc.com).

The Compliance Committee had two formal meetings in 2015.

Contract Review Committee

The members of the Contract Review Committee are Mr. Ardila, Mr. Bakhru, Ms. Clark, Mr. Coblentz, Mr. Kari, Ms. Lane and Mr. Strubel, each of whom is an Independent Director. Mr. Bakhru serves as Chairman of the Contract Review Committee. The Contract Review Committee is responsible for overseeing the processes of the Board for reviewing and monitoring performance under our investment management, underwriting (if any), transfer agency and certain other agreements with our investment adviser and its affiliates. The Contract Review Committee also provides appropriate assistance to the Board in connection with the Board’s approval, oversight and review of our other service providers, including our custodian/accounting agent, sub-transfer agents, placement agent, professional (legal and accounting) firms and printing firms. The Contract Review Committee’s charter is available on the Company’s website (https://www.goldmansachsbdc.com).

The Contract Review Committee had one formal meeting in 2015.

Information about Executive Officers who are not Directors

Set forth below is certain information about our executive officers who are not directors:

Name	Age	Positions with the Company
Brendan McGovern	45	Chief Executive Officer and President
Jon Yoder	42	Chief Operating Officer
Jonathan Lamm	41	Chief Financial Officer and Treasurer
Kathryn Quirk	63	Chief Compliance Officer
Salvatore Lentini	43	Executive Vice President
David Yu	34	Executive Vice President and Head of Research
Scott Turco	38	Executive Vice President

The address for each executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Brendan McGovern. Mr. McGovern was appointed as our chief executive officer and president in March 2013. Mr. McGovern heads GSAM’s Private Credit Group and also serves as co-head and senior portfolio manager of the GSAM Credit Alternatives portfolio management team. He is also the Chair and a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. McGovern joined the firm in 2006. Prior to joining the firm, Mr. McGovern served as a managing director in the Global Investment Group at Amaranth Advisors, where he co-headed the fund’s private placement efforts for both debt and equity linked products in the United States. He is also on the board of directors for the Oxalosis and Hyperoxaluria Foundation.

Jon Yoder. Mr. Yoder was appointed as our chief operating officer in March 2013. Mr. Yoder is a member of GSAM’s Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yoder joined the firm in 2005. Prior to joining the firm, he was a member of the mergers and acquisitions and private equity groups at Paul, Weiss, Rifkind, Wharton & Garrison, LLP.

Jonathan Lamm. Mr. Lamm was appointed as our chief financial officer and treasurer in March 2013. Mr. Lamm is also chief operating officer of the GSAM Credit Alternatives portfolio management team, responsible for the operations of the business, including business financials, infrastructure support, and IT project management, as well as the continuous improvement of the control environment. Mr. Lamm is secretary and a non-voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. He joined the firm in 2002. Prior to joining the firm, Mr. Lamm worked in the securities audit practice at Deloitte & Touche LLP.

Kathryn Quirk. Ms. Quirk was appointed as the Company’s chief compliance officer in February 2016. Ms. Quirk is currently the Head of U.S. Regulatory Compliance for Goldman Sachs Asset Management, L.P., a position she has held since September 2013. Prior to joining the firm, she was, from September 2004 to December 2012, Vice President and Corporate Counsel, Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc., an insurance and financial services company. During that time she also served as Deputy Chief Legal Officer, Asset Management, Prudential Insurance Company of America; Co-Chief Legal Officer, Prudential Investment Management, Inc.; Chief Legal Officer, Prudential Investments LLC; and Chief Legal Officer, Prudential Mutual Funds. Prior to joining Prudential, Ms. Quirk worked at Zurich Scudder Investments, Inc., an asset management company, where she held several senior management positions, including General Counsel, Chief Compliance Officer, Chief Risk Officer, Corporate Secretary, Managing Director, and was a member of the management committee.

Salvatore Lentini. Mr. Lentini was appointed as an executive vice president of the Company in March 2013. Mr. Lentini is co-head and senior portfolio manager of the GSAM Credit Alternatives portfolio management team and also serves as its head of liquid credit and trading. Mr. Lentini is also a voting member of Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Lentini joined the firm in 2006. Prior to joining the firm, Mr. Lentini was a managing director in the Global Investments Group at Amaranth Advisors, where he was responsible for trading all credit products within the United States. Before joining Amaranth, he was responsible for trading high yield and crossover debt at the Royal Bank of Scotland (RBS). Earlier, Mr. Lentini traded high yield fixed income for PaineWebber.

Scott Turco. Mr. Turco was appointed as an executive vice president of the Company in February 2015. Mr. Turco is a member of the GSAM Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Turco joined the firm in 2013. Prior to joining the firm, Mr. Turco was a Director at THL Credit, Inc., where he focused on sourcing and underwriting investments across the capital structure of middle-market public and private companies. Before THL Credit, Mr. Turco was an associate at Gabelli & Company, Inc., where he was responsible for originating, researching and advising hedge fund, mutual fund and private equity clients on equity and preferred equity investments in public and private companies.

David Yu. Mr. Yu was appointed as an executive vice president of the Company in March 2013. Mr. Yu is a member of the GSAM Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings and serves as its Head of Research. Mr. Yu is a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yu joined the firm in 2006. Prior to joining the firm, Mr. Yu was an associate in the Global

Investments Group at Amaranth Advisors, where he similarly worked with public and private issuers to structure and execute debt and equity financings. Prior to joining Amaranth, he worked in the Leveraged Finance and Sponsor Coverage Group at CIBC World Markets.

Certain Relationships and Related Party Transactions

Investment Management Agreement

The Company is party to an investment management agreement, pursuant to which the Company pays GSAM, a wholly owned subsidiary of Group Inc., a fee for investment management services consisting of a management fee based on the Company’s gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) and an incentive fee based on the performance of the Company’s investments. Certain of the Company’s officers are also officers and employees of GSAM.

For the year ended December 31, 2015, the Company paid GSAM a total of $25.95 million in fees (excluding fees that are accrued but not paid) pursuant to the investment management agreement, which consisted of $14.52 million in management fees and $11.43 million in incentive fees.

License Agreement

The Company is party to a license agreement with an affiliate of Goldman Sachs pursuant to which the Company has been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, the Company does not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not the Company’s investment adviser or if the Company’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, the Company has no legal right to the “Goldman Sachs” name.

Co-Investment Opportunities

The Company has in the past co-invested, and expects in the future to co-invest, on a concurrent basis with other funds managed by GSAM and its affiliates, unless doing so is impermissible under existing regulatory guidance, applicable regulations or GSAM’s allocation procedures. Certain types of negotiated co-investments may be made only if the Company receives an order from the SEC permitting the Company to do so. The Company and GSAM have submitted an exemptive application to the SEC seeking greater flexibility to negotiate the terms of co-investments with other funds managed by GSAM or its affiliates, if the Board determines that it would be advantageous for the Company to engage in such co-investments and if the co-investments are consistent with the Company’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors. However, there can be no assurance that the Company will obtain any such order from the SEC.

Related Party Transaction Review Policy

The Audit Committee conducts quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics. Each of our directors and executive officers is instructed and periodically reminded to inform GSAM Compliance of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At a meeting of the Board held on December 17, 2015, the Audit Committee selected and recommended, and the Board, including a majority of the Independent Directors, approved, the selection of PricewaterhouseCoopers LLP to act as independent registered public accountant for the Company for the fiscal year ending December 31, 2016.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be available to respond to appropriate questions from Stockholders if necessary. Representatives of PricewaterhouseCoopers LLP will be given the opportunity to make statements at the Meeting, if they so desire.

Audit Fees

The aggregate audit fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and December 31, 2014 were $480,000 and $621,600, respectively.

Fees included in the audit fees category are those associated with the annual audits of financial statements, review of the financial statements included in the Company’s Form 10-Qs and services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

No audit-related fees were billed by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and December 31, 2014.

Audit-related fees are for any services rendered to the Company that are reasonably related to the performance of the audits or reviews of the Company’s financial statements (but not reported as audit fees above). These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The aggregate audit-related fees billed by PricewaterhouseCoopers LLP to GSAM, and any entity controlling, controlled by, or under common control with, GSAM, that provides ongoing services to the Company, for engagements directly related to the Company’s operations and financial reporting, for the years ended December 31, 2015 and December 31, 2014 were $1,157,616 and $1,070,420, respectively. These amounts represent fees PricewaterhouseCoopers LLP billed to GSAM for services related to the SSAE 16 report.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company for tax compliance, tax advice and tax planning for the years ended December 31, 2015 and December 31, 2014 were $39,000 and $20,000, respectively.

Fees included in the tax fees category comprise all services performed by professional staff in the independent registered public accountant’s tax division except those services related to the audits. This category comprises fees for tax compliance services provided in connection with the preparation and review of the Company’s tax returns.

No tax fees were billed by the Company’s independent registered public accountant to GSAM, and any entity controlling, controlled by, or under common control with, GSAM, that provides ongoing services to the Company, for engagements directly related to the Company’s operations and financial reporting, for the years ended December 31, 2015 and December 31, 2014.

All Other Fees

No fees were billed by PricewaterhouseCoopers LLP for products and services provided to the Company, other than the services reported in “Audit Fees,” “Audit Related Fees,” and “Tax Fees” above, for the years ended December 31, 2015 and December 31, 2014.

No other fees were billed by the Company’s independent registered public accountant to GSAM, and any entity controlling, controlled by, or under common control with, GSAM, that provides ongoing services to the Company, for engagements directly related to the Company’s operations and financial reporting, for the years ended December 31, 2015 and December 31, 2014.

Aggregate Non-Audit Fees

No non-audit fees were billed to the Company’s investment adviser and service affiliates by PricewaterhouseCoopers LLP for non-audit services for the years ended December 31, 2015 and December 31, 2014. This includes any non-audit services required to be pre-approved or non-audit services that did not require pre-approval since they did not directly relate to the Company’s operations or financial reporting.

Pre-Approval of Audit and Non-Audit Services Provided to the Company

The Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) adopted by the Audit Committee sets forth the procedures and the conditions pursuant to which services performed by an independent auditor for the Company may be pre-approved. Services may be pre-approved specifically by the Audit Committee as a whole or, in certain circumstances, by the Audit Committee Chairman or the person designated as the audit committee financial expert. In addition, subject to specified cost limitations, certain services may be pre-approved under the provisions of the Policy. The Policy provides that the Audit Committee will consider whether the services provided by an independent auditor are consistent with the SEC’s rules on auditor independence. The Policy provides for periodic review and pre-approval by the Audit Committee of the services that may be provided by the independent auditor.

De Minimis Waiver. The pre-approval requirements of the Policy may be waived with respect to the provision of non-audit services that are permissible for an independent auditor to perform, provided (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues subject to pre-approval that was paid to the independent auditors during the fiscal year in which the services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee, pursuant to the pre-approval provisions of the Policy.

Pre-Approval of Non-Audit Services Provided to GSAM. The Policy provides that, in addition to requiring pre-approval of audit and non-audit services provided to the Company, the Audit Committee will pre-approve those non-audit services provided to the Company’s investment adviser (and entities controlling, controlled by or under common control with the investment adviser that provide ongoing services to the Company) where the engagement relates directly to the operations or financial reporting of the Company.

The Audit Committee has considered these fees and the nature of the services rendered, and has concluded that they are compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee did not approve any of the audit-related, tax, or other non-audit fees described above pursuant to the “de minimis exceptions” set forth in Rule 2-01(c)(7)(i)(C) and Rule 2-01(c)(7)(ii) of Regulation S-X. PricewaterhouseCoopers LLP did not provide any audit-related services, tax services or other non-audit services to GSAM or any entity controlling, controlled by or under common control with GSAM that provides ongoing services to the Company that the Audit Committee was required to approve pursuant to Rule 2-01(c)(7)(ii) of

Regulation S-X. The Audit Committee considered whether the provision of non-audit services rendered to GSAM and any entity controlling, controlled by, or under common control with GSAM that provides ongoing services to the Company that were not pre-approved by the Audit Committee because the engagement did not relate directly to the operations and financial reporting of the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Report (1)

The following is the report of the Audit Committee of Goldman Sachs BDC, Inc. (the “Company”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015 (the “Audited Financial Statements”).

The Audit Committee has: (a) reviewed and discussed the Audited Financial Statements with the management of the Company; (b) discussed with the independent auditor the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16, as modified or supplemented; and (c) received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB Ethics and Independence Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence.

The members of the Audit Committee are not, and do not represent themselves to be, professionally engaged in the practice of auditing or accounting and are not employed by the Company for accounting, financial management or internal control purposes. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the Company’s independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and/or financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on its consideration of the Audited Financial Statements and the discussions referred to above with management and the Company’s independent auditor, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be accepted by the Board of Directors and included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

March 22, 2016

The Audit Committee

Ashok N. Bakhru, Chairman

Jaime Ardila

John P. Coblentz, Jr.

Janet F. Clark

Ross J. Kari

Richard P. Strubel

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

AUTHORIZATION TO SELL AND OTHERWISE ISSUE SHARES OF

COMMON STOCK BELOW NET ASSET VALUE

The Company is a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below the then current NAV unless it meets certain conditions, including obtaining Stockholder approval.

As a result, the Company is seeking the approval of the Stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below NAV, subject to the conditions set forth in this Proposal. If approved, the authorization would be effective for securities issued during a twelve-month period following such Stockholder approval.

The Board, including all of the directors who have no financial interest in this proposal and all of the Independent Directors, has unanimously approved this Proposal as in the best interests of the Company and the Stockholders and recommends it to the Stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock. The Board believes that the flexibility for the Company to sell common stock below NAV would, among other benefits, provide access to the capital markets to pursue attractive investment and acquisition opportunities during periods of volatility and add financial flexibility to comply with regulatory requirements and credit facility covenants, including the asset coverage ratio requirements of the 1940 Act. Upon obtaining the requisite Stockholder approval, the Company will comply with the conditions described in this Proxy Statement in connection with any offering undertaken pursuant to this Proposal. A discussion of the risks of dilution appears below.

Background and Reasons to Offer Common Stock Below NAV

Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities

From time to time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, worsening general economic conditions materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions generally have improved from the beginning of the disruption, there have been recent periods of volatility and adverse market conditions may repeat themselves in the future. For example, during the later part of 2015 and into the early part of 2016, evidence of slowing global economic growth, geopolitical tensions and extraordinary monetary policy in certain parts of the world combined to disrupt financial markets, particularly for financial companies such as BDCs – many of which trade at prices that are well below net asset value. We believe that attractive investment opportunities may present themselves during these periods of volatility, including opportunities to make acquisitions of other companies or investment portfolios at compelling values.

However, these periods of market disruption and instability may adversely affect the Company’s access to sufficient debt and equity capital in order to take advantage of attractive investment and acquisition opportunities that are created during these periods. Debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions, and market volatility may adversely affect the market price of the

Company’s common stock, causing it to trade at a price below NAV. Stockholder approval to sell shares of the Company’s common stock below NAV, subject to the conditions set forth in this Proposal 2, would provide the Company with the flexibility to invest in such attractive investment and acquisition opportunities, which typically need to be made expeditiously.

Status as a BDC and RIC and Maintaining a Favorable Debt to Equity Ratio

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining a meaningful amount of earnings to support operations or growth. Further, as a BDC the Company generally must maintain an asset coverage ratio of at least 2 to 1 in order to incur additional indebtedness. The Company’s revolving credit facility requires an asset coverage ratio of at least 2 to 1 as well. Therefore, to continue to grow the Company’s investment portfolio, the Company must maintain access to the equity capital markets.

Failure to maintain the required asset coverage ratio could have severe negative consequences for the Company, including the inability to pay dividends and breach of covenants in the Company’s credit facility. Although the Company does not currently expect to breach the asset coverage ratio, the markets it operates in and the general economy may be volatile and uncertain. Even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized capital depreciation on certain investments. Any such write-downs in value (as well as unrealized capital depreciation based on the underlying performance of the Company’s portfolio companies, if any) will negatively impact the Company’s total assets and the resulting asset coverage ratio. Issuing additional equity would allow the Company to realign its debt to equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.

Board Approval

The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and the Stockholders. This would, among other things, provide access to capital markets to pursue attractive investment and acquisition opportunities during periods of volatility and add financial flexibility to comply with regulatory requirements and credit facility covenants.

While the Company has no immediate plans to issue any shares of its common stock below NAV, it is seeking Stockholder approval now in order to provide flexibility if it desires in the future to issue shares of its common stock below NAV, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company has no immediate plans to issue any shares of its common stock below NAV, it is not possible to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this Proposal 2 is approved, no further authorization from the Stockholders will be solicited prior to any such issuance in accordance with the terms of this Proposal. If approved, the authorization would be effective for securities issued during a twelve-month period following such Stockholder approval.

Trading History

The following table sets forth, for each fiscal quarter since the Company’s initial public offering, the NAV of the Company’s common stock, the range of high and low closing sales prices of the Company’s common stock reported on the NYSE, the closing sales prices as a premium (discount) to NAV and the dividends or distributions declared by us. On April 4, 2016, the last reported closing sales price of the Company’s common stock on the NYSE was $19.58 per share, which represented a premium of approximately 3.2% to the NAV as of December 31, 2015.

	NAV (1)	Closing Sales Price		Premium/ (Discount) of High Sales Price to NAV (2)	Premium/ (Discount) of Low Sales Price to NAV (2)	Declared Distributions (3)
Period		High	Low
Fiscal year ending December 31, 2016
Second Quarter (through April 4, 2016)	N/A	$19.65	$19.58	N/A	N/A	N/A
First Quarter	N/A	20.00	17.41	N/A	N/A	$0.45
Fiscal year ended December 31, 2015
Fourth Quarter	$18.97	$20.37	$18.40	7.4%	(3.0)%	$0.45
Third Quarter	19.38	25.19	17.91	30.0	(7.6)	0.45
Second Quarter	19.46	23.65	20.33	21.5	4.5	0.45
First Quarter (beginning March 18, 2015)	19.43	21.31	20.05	9.7	3.2	0.45

(1)	NAV is determined as of the last day in the relevant quarter and therefore may not reflect the NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.
(2)	Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case, as of the applicable quarter).
(3)	Represents the dividend or distribution declared in the relevant quarter.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of a public offering of the Company’s common stock at a price less than NAV on three different types of investors:

•	existing Stockholders who do not purchase any shares in the offering;

•	existing Stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become Stockholders by purchasing shares in the offering.

A sale of common stock at a price less than NAV to a third party in a private placement would have an impact substantially similar to the impact on existing Stockholders who do not purchase any shares in the public offerings described below.

Impact on Existing Stockholders Who Do Not Participate in the Offering

Existing Stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price obtained by the Company in the offering (after any underwriting discounts and commissions) face the greatest potential risks. These Stockholders will experience an immediate dilution in the NAV of the shares of common stock they hold. These Stockholders will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets, potential earning power and voting interests due to such offering. These Stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if Stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below NAV, their voting power will be diluted.

The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating Stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—	$0.00	—
Net proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—	$0.00	—
Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,000	(5.00)%	$80,000	(20.00)%
Total investment by Stockholder A (assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total dilution to Stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per share held by Stockholder A	—	$9.98	—	$9.91	—	$9.50	—	$8.00	—
Investment per share held by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per share held by Stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—	$(2.00)	—

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Percentage dilution to Stockholder A (dilution per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%	—	(20.00)%

Impact on Existing Stockholders who Participate in the Offering

Existing Stockholders who participate in an offering below NAV or who buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating Stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of the Company’s common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such Stockholders purchase increases. Existing Stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing Stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such Stockholder purchases increases. Even a Stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such Stockholder does not participate, in which case such a Stockholder will experience NAV dilution as described above in such subsequent offerings. These Stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares, which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares, which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$7.89	—	$7.89	—
Net proceeds per share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Stockholder A	1.0%	0.90%	(10.00)%	1.10%	10.00%

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Total Asset Values
Total NAV held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(2,988)	—	$1,037	—
Per Share Amounts
NAV per share held by Stockholder A	—	$9.50	—	$9.50	—
Investment per share held by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per share held by Stockholder A (NAV per share less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per share divided by investment per share)	—	—	(2.76)%	—	0.85%

Impact on New Investors

Investors who are not currently Stockholders and who participate in an offering of the Company’s common stock below NAV, but whose investment per share is greater than the resulting NAV due to selling compensation and expenses paid by the Company, will experience an immediate decrease, although small, in NAV of their shares and their NAV compared to the price they pay for their shares. Investors who are not currently Stockholders and who participate in an offering of the Company’s common stock below NAV and whose investment per share is also less than the resulting NAV due to selling compensation and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new Stockholder does not participate, in which case such new Stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Example 1 5% Offering at 5% Discount			Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—	$0.00	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—	$0.00	—
Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder A
Shares held by Stockholder A	—	500	—	1,000	—	2,500	—	2,500	—
Percentage held by Stockholder A	—	0.05%	—	0.09%	—	0.20%	—	0.20%	—
Total Asset Values
Total NAV held by Stockholder A	—	$4,990	—	$9,910	—	$23,750	—	$20,000	—
Total investment by Stockholder A	—	$5,000	—	$9,470	—	$19,725	—	$0.00	—
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$4,025	—	$20,000	—
Per Share Amounts
NAV per share held by Stockholder A	—	$9.98	—	$9.91	—	$9.50	—	$8.00	—
Investment per share held by Stockholder A	—	$10.00	—	$9.47	—	$7.89	—	$0.00	—
(Dilution)/accretion per share held by Stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$0.44	—	$1.61	—	$8.00	—
Percentage (dilution)/accretion to Stockholder A ((dilution)/accretion per share divided by investment per share)	—	—	(0.20)%	—	4.65%	—	20.41%	—	—

Conditions to Sales Below NAV

If Stockholders approve this Proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to such approval if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interests of the Company and the Stockholders; and

•	a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those, less any distributing commission or discount.

For purposes of this Proposal, the 1940 Act defines a “required majority” of directors as both (1) a majority of the Company’s directors who have no financial interest in the transaction and (2) a majority of the Independent Directors. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

The Board may determine to issue shares of the Company’s common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Key Stockholder Considerations

Before voting on this Proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV of the issuance of shares of the Company’s common stock at a price less than NAV. Any sale of common stock by the Company at a price below NAV would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a Stockholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The 1940 Act establishes a connection between market price and NAV because, when stock is sold or otherwise issued at a market price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV when considering whether to authorize any such issuance pursuant to the Stockholder approval being sought here.

Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV would dilute a Stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase, or is unable to purchase, any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then-current NAV, the Stockholder’s voting power will be diluted.

As discussed above, the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock.

Approval of this Proposal requires the affirmative vote of Stockholders holding (1) a majority of the outstanding shares of the Company’s common stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of the Company’s common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company. For purposes of this Proposal, the 1940 Act defines “a majority of outstanding voting securities” of a Company as: the lesser of (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; and (2) more than 50% of the outstanding voting securities of the Company.

THE BOARD, INCLUDING EACH OF THE COMPANY’S DIRECTORS WHO HAVE NO FINANCIAL INTEREST IN THE TRANSACTION AND EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

OTHER BUSINESS

The management of the Company does not know of any other matters to be brought before the Meeting. If such matters are properly brought before the Meeting, proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of Caroline Kraus and Jason Colombo, who are the persons named as proxy.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS AND APPROVAL OF OTHER MATTERS AT THE MEETING

A quorum for the transaction of business at the Meeting is established by the presence, in person or by proxy, of holders representing a majority of the votes entitled to be cast at the Meeting. Stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Meeting and at any postponements or adjournments thereof. There were 36,306,880 shares of our common stock outstanding on the Record Date. Each share of common stock is entitled to one vote. Cumulative voting is not permitted.

Election of Directors

The election of each nominee requires a majority of the votes cast by all Stockholders present, in person or by proxy, at the Meeting, provided that if, as of the tenth (10th) day preceding the date the Company first mails the notice of such meeting to the Stockholders, the number of nominees for the directorships (or, if applicable, the directorships of a particular class of directors) exceeds the number of such directors to be elected, such directors shall be elected by the vote of a plurality of the votes cast.

Authorization of Sell or Otherwise Issue Shares of Common Stock Below NAV

Approval of Proposal 2 requires the affirmative vote of Stockholders holding (1) a majority of the outstanding shares of the Company’s common stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of the Company’s common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company. For purposes of Proposal 2, the 1940 Act defines “a majority of outstanding voting securities” of a Company as: the lesser of (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; and (2) more than 50% of the outstanding voting securities of the Company.

Broker Non-Votes

Broker “non-votes” are shares held in an account with an Authorized Institution for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority with respect to a non-routine proposal. Because both Proposal 1 and Proposal 2 are non-routine matters, broker non-votes are not entitled to vote at the Meeting, will be treated as shares that are not present for quorum purposes at the Meeting and will have no effect on the approval of either Proposal 1 or Proposal 2.

Abstentions

Abstentions will be counted as shares present for purposes of determining whether a quorum is present, but will not be voted for or against the Proposal for which the proxy card has been marked “Abstain”. Accordingly, abstentions will have no effect on the Proposal 1 and will have the effect of a vote against Proposal 2.

Adjournment

If less than a quorum is present at the Meeting or if an insufficient number of votes is present for the approval of the Proposals, the chairman of the Meeting shall have the power to adjourn the Meeting from time to time without notice other than announcement at the Meeting.

A vote may be taken on either Proposal prior to any such adjournment if there are sufficient votes for approval of such Proposal.

COMMUNICATIONS WITH THE BOARD

All interested parties, including Stockholders, may send communications to the Board, the Independent Directors, the Chairman or any other individual director, by addressing such communication to the Board, the Independent Directors, the Chairman or to the individual director, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available, without charge, on our website at https://www.goldmansachsbdc.com or upon request by writing to us or by calling us toll-free at (800) 621-2550. Please direct your written request to Caroline Kraus, Secretary, at the Company, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act and we have also approved the Company’s investment adviser’s Code of Ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act of 1940, as amended. These Codes of Ethics establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by the Company. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090 or (800) SEC-0330. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site (http://www.sec.gov). Copies may also be obtained after paying a duplicating fee by writing the SEC’s Public Reference Section, Washington, DC 20549-0102, or by electronic request to publicinfo@sec.gov.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics which applies to, among others, the Company’s Chief Executive Officer and Chief Financial Officer. The Company intends to disclose any material amendment to or waivers of required provisions of the Code of Business Conduct and Ethics on a current report on Form 8-K or on the Company’s website. The Code of Business Conduct and Ethics can be accessed via the Company’s website (https://www.goldmansachsbdc.com).

Corporate Governance Guidelines and Director Charter

We have adopted a Corporate Governance Guidelines and Director Charter which applies to, among other things, the authority and duties of the directors, the composition of the Board and the election and role of the Chairman of the Board. The Corporate Governance Guidelines and Director Charter can be accessed via the Company’s website (https://www.goldmansachsbdc.com).

ADDITIONAL INFORMATION

The principal address of the Company’s investment adviser is Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.

The principal address of the Company’s administrator is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111.

STOCKHOLDER PROPOSALS

The Company expects that the 2017 Annual Meeting of Stockholders will be held in May 2017, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at the Company, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Notices of intention to present proposals, including nomination of a director, at the 2017 annual meeting must be received by the Company no earlier than January 3, 2017 and no later than 5:00 p.m., Eastern Time, on February 2, 2017. In order for a proposal to be considered for inclusion in the Company’s proxy statement for the 2017 Annual Meeting, the Company must receive the proposal no later than December 6, 2016. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stockholders who do not expect to be present at the Meeting and who wish to have their shares voted are requested to vote by mail, Internet or telephone. If you choose to vote by mail, please sign and date the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States. If you choose to vote by Internet or telephone, please use the control number on the proxy card and follow the instructions on the proxy card. If you have any questions regarding the proxy materials please contact the Company at (800) 621-2550.

BDCPROXYSTMT 04-16

GOLDMAN SACHS BDC, INC.
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06535-P77991

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jaime Ardila (Class II)	☐	☐	☐
1b. Richard P. Strubel (Class II)	☐	☐	☐
1c. Katherine ("Kaysie") Uniacke (Class II)	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2016:
The Notice, Proxy Statement and Annual Report on Form 10-K is/are available at **www.proxyvote.com**

E06535-P77961

GOLDMAN SACHS BDC, INC. (the "Company")

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of the Company hereby appoints Caroline Kraus, Secretary of the Company, and Jason Colombo, Assistant Secretary of the Company, as proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Company standing in the name of the undersigned at the close of business on April 4, 2016 at an Annual Meeting to be held on Tuesday, May 3, 2016 at the offices of Goldman Sachs Asset Management, L.P., located at 30 Hudson Street, Jersey City, New Jersey 07302, Room N2 on the 21st Floor at 3:30 pm (Eastern Time), and at any postponement or adjournment thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Annual Meeting.

THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS. THE PROXIES ARE ALSO AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE